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                                                                   EXHIBIT 10.18

                                 NAVISITE, INC.
                           DEFERRED COMPENSATION PLAN

                                   ARTICLE I
                             ESTABLISHMENT OF PLAN


1.1   Purpose.  The NaviSite, Inc. Deferred Compensation Plan is hereby
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established by the Board of Directors of NaviSite, Inc. ("NaviSite"), a
Delaware corporation, to provide deferred compensation benefits to selected executives of NaviSite and certain related subsidiaries as more fully provided herein. The benefits provided under the Plan are intended to be in addition to other employee benefits programs offered by the Participating Employers (as defined in Section 2.18), including but not limited to tax-qualified employee benefit plans.

1.2   Prior Plan.  NaviSite has been a Participating Employer in the CMGI
      ----------
and Participating Subsidiaries Deferred Compensation Plan (the "Prior Plan").
In connection with the initial public offering of its common stock, NaviSite has decided to continue providing such benefits to its employees under a separate plan. Therefore, NaviSite hereby adopts this unfunded deferred compensation plan, to be known as the NaviSite, Inc. Deferred Compensation Plan, hereinafter referred to as the "Plan" as a continuation of the Prior Plan. All of NaviSite's liabilities under the terms of the Prior Plan, with respect to benefits accrued by its employees as well as new benefits for employees, will henceforth be provided under the terms of this Plan.

1.3   Applicability of ERISA.  This Plan is intended to be a "top-hat" plan.
      ----------------------
This is an unfunded plan maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees within the meaning of ERISA.

                                  ARTICLE II
                                  DEFINITIONS

  As used within this document, the following words and phrases have the meanings described in this Article II unless a different meaning is required by the context. Some of the words and phrases used in the Plan are not defined in this Article II, but for convenience, are defined as they are introduced into the text. Words in the masculine gender shall be deemed to include the feminine gender. Any headings used are included for ease of reference only, and are not to be construed so as to alter any of the terms of the Plan.
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2.1   Annual Deferral.  The amount of Base Salary and/or Bonuses which the
      ---------------
Participant elects to defer in each Deferral Period pursuant to Article 4.1 of the Plan document.

2.2   Basic Salary.  A Participant's base annual salary for the applicable
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Plan Year.

2.3   Beneficiary.  An individual or entity designated by a Participant in
      -----------
accordance with Section 14.6.

2.4   Board or Board of Directors.  The Board of Directors of NaviSite.
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2.5   Bonus.  Earnings awarded to a Participant at the option of the
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Participating Employer which may or may not occur during each Plan Year.

2.6   Code.  The Internal Revenue Code of 1986.  Reference to a section of
      ----
the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes such section.

2.7   Committee.  A committee of one or more individuals appointed by the
      ---------
Board of Directors to administer the Plan, or, in the absence of such appointment, the Board of Directors.

2.8   Deferral Account.  The account established for a Participant pursuant
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to Section 5.1 of the Plan document.

2.9   Deferral Election.  The election made by the Participant pursuant to
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Section 4.1 of the Plan document.

2.10  Deferral Period.  The Plan Year, or in the case of a newly hired or
      ---------------
promoted employee who becomes an Eligible Employee during a Plan Year, the remaining portion of the Plan Year. In the case of the first Plan Year under the Prior Plan, the Deferral Period commenced December 1, 1998 and ended December 31, 1998.

2.11  Disability.  A total and permanent disability, which qualifies the
      ----------
Participant for early payout of benefits, as described in Section 7.2. The existence of a Disability shall be determined by the Committee on the advice of a physician chosen by the Committee.

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2.12  Effective Date.  The Prior Plan was effective December 1, 1998.  The terms
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of this Plan will be effective on the closing of the initial public offering of
NaviSite's common stock.

2.13  Eligible Employee.  Any person who is employed by NaviSite on the
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Effective Date of the Plan and who was an Eligible Employee under the Prior
Plan, and any employee of the Participating Employer who is designated by the Board of Directors.

2.14  ERISA.  The Employee Retirement Income Security Act of 1974, as amended.
      -----

2.15  IRS.  The Internal Revenue Service.
      ---

2.16  Participant.  Any individual who becomes eligible to participate in the
      -----------
Plan pursuant to Article III of the Plan document.

2.17  Participant Agreement and Deferral Election Form.  The written agreement
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made by Participant to defer his Basic Salary and/or Bonus.  Such written agreement shall be in a format designated by NaviSite.

2.18  Participating Employer.  NaviSite and each related subsidiary of NaviSite
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which has adopted this Plan with the consent of NaviSite.  For purposes of this
Plan, a "related subsidiary" is a subsidiary that together with NaviSite would be treated as a single employer within the meaning of Code Section 414(b), (c),
(m) or (o) of the Code.

2.19  Plan.  The NaviSite, Inc. Deferred Compensation Plan.
      ----

2.20  Plan Administrator.  NaviSite, unless NaviSite designates another
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individual or entity to hold the position of the Plan Administrator.

2.21  Plan Year.  For the initial Plan Year under the Prior Plan, the period
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beginning December 1, 1998 and ending on December 31, 1998.  Thereafter, "Plan
Year" means the 12-month period beginning each January 1 and ending on the following December 31.

2.22  Rabbi Trust.  The Rabbi Trust, which NaviSite may, in its discretion,
      -----------
establish for the Plan, as amended from time to time.

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2.23  Specified Age.  Age 65 or later age chosen by the Participant on his
      -------------
Participation Agreement and Deferral Election Form.

2.24  Valuation Date.  Each business day of the Plan Year.
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2.25  Years of Service.  Each consecutive twelve (12) month period during
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which a Participant is continuously employed by the Participating Employer.

                                  ARTICLE III
                         ELIGIBILITY AND PARTICIPATION

3.1   Participation Eligibility.  Participation in the Plan is open only to
      -------------------------
Eligible Employees of a Participating Employer. Any Participant in the Prior Plan who is an employee or former employee of NaviSite on the Effective Date of the Plan will automatically cease to be a Participant under the Prior Plan and immediately become a Participant under the Plan. An Eligible Employee may become a Participant by submitting a properly executed Participation Agreement and Deferral Election form prior to January 1 of the Plan Year for which it is effective. Any employee becoming an Eligible Employee after January 1 of any Plan Year (e.g., new hires or promoted employees or newly designated participating subsidiaries), may become a Participant for the Deferral Period commencing on or after he becomes an Eligible Employee if he submits a properly completed Participation Agreement and Deferral Election Form within thirty (30) days after becoming eligible for participation.

3.2   Participation C Subsequent Entry into Plan.  An Eligible Employee who
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does not elect to participate at the time of initial eligibility as set forth in
Section 3.1 shall remain eligible to become a Participant in subsequent Plan Years as long as he continues his status as an Eligible Employee. In such event, the Eligible Employee may become a Participant by submitting a properly executed Participation Agreement and Deferral Election Form prior to January 1 of the Plan Year for which it is effective.

                                  ARTICLE IV
                                 CONTRIBUTIONS

4.1   Deferral Election.  Before the first day of each Plan Year, a
      -----------------
Participant may file with the Committee a Participation Agreement and Deferral Election Form indicating the amount of Basic Salary and/or Bonus deferrals that Plan Year. A Participant shall not be obligated to make a Deferral Election in each Plan Year. After a Plan Year commences, such Deferral Election shall continue for the entire Plan Year except that it shall terminate upon termination of employment. On the Effective Date of the Plan, any Participation Agreement and Deferral Election Form filed under the Prior Plan for 1999 by an Eligible Employee of NaviSite shall continue in full force and effect under the terms of this Plan.

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4.2   Maximum Deferral Election.  A Participant may elect to defer up to 25%
      -------------------------
of Basic Salary and/or up to 100% of Bonus earned during the corresponding Deferral Period. The amount of deferral must be stated as a percentage. A Deferral Election may be automatically reduced if the Committee determines that such action is necessary to meet Federal or state tax withholding obligations.

4.3   Minimum Deferral Election.  A Participant must either (i) elect to
      -------------------------
defer at least $2,000 during the Deferral Period from Basic Salary, Bonus, or a combination of Basic Salary and Bonus or (ii) make no deferral during such Deferral Period.

4.4   Employer Contributions.  Participating Employer may, in its sole
      ----------------------
discretion, make a contribution to the Participants' Deferral Accounts.

                                   ARTICLE V
                                   ACCOUNTS

5.1   Deferral Accounts.  Solely for recordkeeping purposes, the Plan
      -----------------
Administrator shall establish a Deferral Account for each Participant. A Participant's Deferral Account shall be credited with the contributions made by him or on his behalf by the Participating Employer under Section 4.4 and shall be credited (or charged, as the case may be) with the hypothetical or deemed investment earnings and losses determined pursuant to Section 5.3, and charged with distributions made to or with respect to him. Any deferral account under the Prior Plan maintained for an employee or former employee of NaviSite shall be governed solely by the terms of this Plan after its Effective Date.

5.2   Crediting of Deferral Accounts.  Salary contributions under Section
      ------------------------------
4.1 shall be credited to a Participant's Deferral Account as of the date on which such contributions were withheld from his Basic Salary. Bonus contributions under Section 4.1 shall be credited to a Participant's Deferral Account as of the date on which the contribution would have otherwise been paid in cash. Contributions under Section 4.4 shall be credited to the Participant's Deferral Account as of the date declared by the Participating Employer. Any distribution with respect to a Deferral Account shall be charged to such Deferral Account as of the date the distribution is made by the Participating Employer or the trustee of any Rabbi Trust established for the Plan.

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5.3   Earning Credits or Losses.  Amounts credited to a Deferral Account
      -------------------------
shall be credited with deemed net income gain and loss, including the deemed net unrealized gain and loss based on hypothetical investment directions made by the Participant with respect to such Deferral Account on a form designated by NaviSite, in accordance with investment options and procedures adopted by NaviSite in its sole discretion, from time to time. Such earnings will continue to accrue during any period in which installments are paid pursuant to Article
VII. Any such form executed with respect to the Prior Plan by an individual who is an employee or former employee of NaviSite shall continue in effect until modified in accordance with the terms of this Plan.

5.4   Hypothetical Nature of Accounts.  The Plan constitutes a mere promise
      -------------------------------
by the Participating Employer to make the benefit payments in the future. Any Deferral Account established for a Participant under this Article V shall be hypothetical in nature and shall be maintained for the Participating Employer's recordkeeping purposes only, so that any contributions can be credited and so that deemed investment earnings and losses on such amounts can be credited (or charged, as the case may be). Neither the Plan nor any of the Deferral Accounts (or subaccounts) shall hold any actual funds or assets. The right of any individual or entity to receive one or more payments under the Plan shall be an unsecured claim against the general assets of the Participating Employer. Any liability of the Participating Employer to any Participant, former Participant or Beneficiary with respect to a right to payment shall be based solely upon contractual obligations created by the Plan. The Participating Employer, the board of directors of any Participating Employer, the Committee and any individual or entity shall not be deemed to be a trustee of any amounts to be paid under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Participating Employer and a Participant, former Participant, Beneficiary or any other individual or entity. NaviSite may, in its sole discretion, establish a Rabbi Trust as a vehicle in which to place funds with respect to this Plan.

The Participating Employer does not in any way guarantee any Participant's Deferral Account against loss or depreciation, whether caused by poor investment performance, insolvency of a deemed investment or by any other event or occurrence. In no event shall the employees, officers, directors or stockholders of the Participating Employer be liable to any individual or entity on account of any claim arising by reason of the Plan provisions or any instrument or instruments implementing its provisions, or for the failure of any Participant, Beneficiary or other individual or entity to be entitled to any particular tax consequences with respect to the Plan or any credit or payment thereunder.

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5.5   Statement of Deferral Accounts.  The Plan Administrator shall provide
      ------------------------------
to each Participant quarterly statements setting forth the value of the Deferral Account maintained for such Participant.

                                  ARTICLE VI
                                    VESTING

6.1   Vesting.  The Participating Employer's contributions credited to a
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Participant's Deferral Account under Section 4.4 and any deemed investment earnings attributable to these contributions shall be one hundred percent (100%) vested or nonforfeitable when the Participant has five Years of Service with the Participating Employer. Prior to the time a Participant has five Years of Service with the Participating Employer, the Participating Employer's contributions to his account shall be zero percent (0%) vested. In addition, a Participant shall be one hundred percent (100%) vested in the Participating Employer's contributions, including any deemed investment earnings attributable to these contributions, upon his death or Disability while he is actively employed by the Participating Employer. All other amounts credited to a Participant's Deferral Account shall be one hundred percent (100%) vested at all times.

                                  ARTICLE VII
                                   BENEFITS

7.1   Attainment of Specified Age.  Unless benefits have already commenced
      ---------------------------
pursuant to another section in this Article VII, a Participant shall be entitled to begin receipt of the vested amount credited to his Deferral Account as of the Valuation Date coinciding with his Specified Age chosen according to his Participation Agreement and Deferral Election Form. Payment of any amount under this Section shall commence within thirty (30) days of the Participant's Specified Age and in accordance with the payment method elected by the Participant on his Participation Agreement and Deferral Election Form. Payments shall commence on or after that age even if the Participant is still then employed.

7.2   Disability.  If a Participant suffers a Disability while employed with
      ----------
the Participating Employer and before he is entitled to benefits under this Article, he shall receive the amount credited to his Deferral Account as of the Valuation Date coinciding with the Date on which the Participant is determined to have suffered a

Disability. Payment of any amount under this section shall commence within thirty (30) days of when the Committee determines the existence of the Participant's Disability and in accordance with the payment method elected by the Participant on his Participation Agreement and Deferral Election Form.

7.3   Pre-Retirement Survivor Benefit.  If a Participant dies before
      -------------------------------
becoming entitled to benefits under this Article, the Beneficiary or Beneficiaries designated under Section 14.6 shall receive in a single lump sum a Pre-Retirement Survivor Benefit equal to two (2) times the Participant's Basic Salary for the Plan Year in which he dies (such Pre-Retirement Survivor Benefit not to exceed $500,000) in addition to the vested amount credited to the Participant's Deferral Account as of the Valuation Date coinciding with the date of the Participant's death. Payment of any amount under this section shall be made within thirty (30) days of the Participant's death, or if later, within thirty (30) days of when the Committee received notification of or otherwise confirms the Participant's death.

7.4   Post-Retirement Survivor Benefit.  If a Participant dies after
      --------------------------------
benefits have commenced, but prior to receiving complete payment of benefits under this Article, the Beneficiary or Beneficiaries designated under Section 14.6, shall receive in a single lump sum the vested amount credited to the Participant's Deferral Account as of the Valuation Date coinciding with the date of the Participant's death. Payment of any amount under this section shall be made within thirty (30) days of the Participant's death, or if later, within thirty (30) days of when the Committee received notification of or otherwise confirms the Participant's death.

7.5   Termination.  If a Participant's employment terminates with the
      -----------
Participating Employer before he becomes entitled to receive benefits by reason of any of the above Sections, he shall receive in a single lump sum the vested amount credited to his Deferral Account as of the Valuation Date coinciding with the date on which the Participant's employment terminates. Payment of any amount under this Section shall be made within thirty (30) days of when the Participant terminates his employment with the Participating Employer.

7.6   Change in Control.  If a Change in Control occurs before a Participant
      -----------------
becomes entitled to receive benefits by reason of any of the above sections or before the Participant has received complete payment of his benefits under this Article, he shall receive a lump sum payment of the amount credited to his Deferral Account as of the Valuation Date immediately preceding the date on which the Change in Control occurs. Payment of any amount under this section shall be made within thirty (30) days of when the Change in Control occurs.

For purposes of this Plan, a Change in Control shall mean a change in control of the Participating Employer of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Participating Employer is in fact required to comply therewith; provided that, without limitation, a Change in Control for purposes of this Plan shall be deemed to have occurred if on any future date:

     (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Participating Employer, any trustee or other fiduciary holding securities under an employee benefit plan of the Participating Employer or a corporation owned, directly or indirectly, by the stockholders of the Participating Employer in substantially the same proportions as their ownership of stock of the Participating Employer for the first time becomes the "beneficial owner" (as defined in the Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Participating Employer representing thirty percent (30%) or more of the combined voting power of the Participating Employer's then outstanding securities; or

     (ii) during any period of twenty-four (24) consecutive months (not including any period prior to the Effective Date of this Plan), individuals who at the beginning of such period constitute the Participating Employer's board of directors and any new director (other than a director designated by a person who has entered into an agreement with the Participating Employer to effect a transaction described in paragraphs (i), (ii) or (iii) of this Section) whose election by the board of directors of the Participating Employer or nomination for election by the stockholders of the Participating Employer was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

     (iii) the stockholders of the Participating Employer approve a merger or consolidation of the Participating Employer with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Participating Employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting securities of the Participating Employer or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Participating Employer (or similar transaction) in which no "person" (as hereinabove defined) acquires thirty percent (30%) or more of the combined voting power of the Participating Employer's then outstanding securities; or

     (iv) the stockholders of the Participating Employer approve a plan of complete liquidation of the Participating Employer or an agreement for the sale or disposition by the Participating Employer of all or substantially all of the Participat ing Employer's assets.

7.7   Payment Methods.  Unless otherwise provided in this Article VII, a
      ---------------
Participant may elect to receive payment of the vested amount credited to his Deferral Account in a single lump sum or in five (5) or (10) annual installments. This election must be made on the Participation Agreement and Deferral Election Form for the corresponding Plan Year. Any installment payments shall be paid annually on the first practicable day after the distributions are scheduled to commence. Each installment payment shall be determined by multiplying the Deferral Account balance by a fraction, the numerator of which is one and the denominator of which is the number of remaining installment payments.

                                 ARTICLE VIII
                           IN-SERVICE DISTRIBUTIONS

8.1   Election of In-Service Distributions.  A Participant may elect in each
      ------------------------------------
Deferral Period, for that particular Deferral Election, to receive in the future an In-Service Distribution from his Deferral Account. Such Deferral Election shall state the percentage or flat dollar amount and date on which such In-Service Distribution is to be paid, provided that such date is not earlier than five (5) years from January 1st of the Plan Year following the year of said election. For example: The earliest distribution date for the initial Plan Year ending December 31, 1999 would be January 1, 2005. This is calculated using January 1, 2000 as the "January 1/st/ of the Plan Year following" plus five (5).

8.2   Payment of In-Service Distributions.  All In-Service Distributions
      -----------------------------------
shall be made within thirty (30) days of the date stated on the Election Form. Distributions shall be in the form of a single lump sum payment.

8.3   Termination Prior to In-Service Distribution Date.  Notwithstanding a
      -------------------------------------------------
Participant's election of an In-Service Distribution, in the event a Participant's employment terminates for any reason pursuant to Section 7.5 of the Plan document and prior to such Participant receiving any In-Service Distribution, the Participant shall receive his Deferral Account according to the payment method designated in Article VII or as elected on his Participation Agreement and Deferral Election Form.

                                  ARTICLE IX
                             HARDSHIP WITHDRAWALS

9.1   Hardship Withdrawals.  If a Participant incurs an unforeseeable
      --------------------
emergency, the Participant may make a written request to the Committee for a hardship withdrawal ("Hardship Withdrawal") from his account. An unforeseeable emergency is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or the Participant's dependent (as defined in Section 152(e) of the Code), loss of the Participant's property due to casualty or other similar extraordinary and unforeseen circumstances beyond the control of the Participant. Withdrawals of amounts because of unforeseeable emergencies are only permitted to the extent reasonably necessary to satisfy the emergency needed. This section shall be interpreted in a manner consistent with Sections 1.457-2(h)(4) and 1.457-2(h)(5) of the Treasury Regulations. In the event of a Hardship Withdrawal, the Participant's deferrals for the remainder of the Plan Year shall be suspended. Deferrals may commence with the next following Plan Year provided the Participant completes the appropriate Participation Agreement and Deferral Election form prior to January 1 of the corresponding Plan Year.

                                   ARTICLE X
                            ESTABLISHMENT OF TRUST

10.1  Establishment of Trust.  NaviSite may establish a Rabbi Trust for the
      ----------------------
Plan. If established, all benefits payable under this Plan to a Participant shall be paid directly by the Participating Employer from the Rabbi Trust. To the extent that such benefits are not paid from the Rabbi Trust, the benefits shall be paid from the general assets of the Participating Employer. The assets of the Rabbi Trust are subject to the claims of the Participating Employer's creditors in the event of its insolvency. Except as to any amounts paid or payable to a Rabbi Trust, the Participating Employer shall not be obligated to set aside, earmark or escrow any funds or other assets to satisfy its obligations under this Plan, and the Participant and/or his designated Beneficiaries shall not have any property interest in any specific assets of the Participating Employer other than the unsecured right to receive payments from the Participating Employer, as provided in this Plan.

                                  ARTICLE XI
                              PLAN ADMINISTRATION

11.1  Plan Administration.  The Plan shall be administered by the Committee and
      -------------------
such Committee may designate an agent to perform the recordkeeping duties. The Committee shall construe and interpret the Plan, including disputed and doubtful terms and provisions and, in its sole discretion, decide all questions of eligibility and determine the amount, manner and time of payment of benefits under the Plan. The determinations and interpretations of the Committee shall be consistently and uniformly applied to all Participants and Beneficiaries, including but not limited to interpretations and determinations of amounts due under this Plan, and shall be final and binding on all parties. The Plan at all times shall be interpreted and administered as an unfunded deferred compensation plan, and no provision of the Plan shall be interpreted so as to give any Participant or Beneficiary any right in any asset of the Participating Employer which is a right greater than the right of a general unsecured creditor of the Participating Employer.

                                  ARTICLE XII
                          NON-ALIENATION OF BENEFITS

12.1  Non-alienation of Benefits.  The interests of Participants and their
      --------------------------
Beneficiaries under this Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily sold, transferred, alienated, assigned, pledged, anticipated, or encumbered, attached or garnished. Any attempt by a Participant, his Beneficiary, or any other individual or entity to sell, transfer, alienate, assign, pledge, anticipate, encumber, attach, garnish, charge or otherwise dispose of any right to benefits payable shall be void. The Participating Employer may cancel and refuse to pay any portion of a benefit which is sold, transferred, alienated, assigned, pledged, anticipated, encumbered, attached or garnished. The benefits which a Participant may accrue under this Plan are not subject to the terms of any Qualified Domestic Relations Order (as that term is defined in Section 414(p) of the Code) with respect to any Participant, and the Plan Administrator, board of directors of any Participating Employer, Committee and Participating Employer shall not be required to comply with the terms of such order in connection with this Plan. The withholding of taxes from Plan payments, the recovery of Plan overpayments of benefits made to a Participant or Beneficiary, the transfer of Plan benefit rights from the Plan to another plan, or the direct deposit of Plan Payments to an account in a financial institution (if no actually a part of an arrangement constituting an assignment or alienation) shall not be construed as assignment or alienation under this Article XII.

                                 ARTICLE XIII
                           AMENDMENT AND TERMINATION

13.1  Amendment and Termination.  NaviSite reserves the right to amend, alter or
      -------------------------
discontinue this Plan at any time. Such action may be taken in writing by any officer of NaviSite who has been duly authorized by NaviSite to perform acts of such kind. However, no such amendment shall deprive any Participant or Beneficiary of any portion of any benefit which would have been payable had the Participant's employment with NaviSite terminated on the effective date of such amendment or termination. Notwithstanding the provisions of this Article XIII to the contrary, NaviSite may amend the Plan at any time, in any manner, if NaviSite determines any such amendment is required to ensure that the Plan is characterized as providing deferred compensation for a select group of management or highly compensated employees and as described in ERISA Sections 201(2), 301(a)(3) and 401(a)(1) or to otherwise conform the Plan to the provisions of any applicable law including, but not limited to, ERISA and the Code.

                                  ARTICLE XIV
                              GENERAL PROVISIONS

14.1  Good Faith Payment.  Any payment made in good faith in accordance with
      ------------------
provisions of the Plan shall be a complete discharge of any liability for the making of such payment under the provisions of this Plan.

14.2  No Right to Employment.  This Plan does not constitute a contract of
      ----------------------
employment, and participation in the Plan shall not give any Participant the right to be retained in the employment of the Participating Employer.

14.3  Binding Effect.  The provisions of this Plan shall be binding upon the
      --------------
Participating Employer and its successors and assigns and upon every Participant and his heirs, Beneficiaries, estates and legal representatives.

14.4  Participant Change of Address.  Each Participant entitled to benefits
      -----------------------------
shall file with the Plan Administrator, in writing, any change of post office address. Any check representing payment and any communication addressed to a Participant or a former Participant at this last address filed with the Plan Administrator, or if no such address has been filed, then at his last address as indicated on the Participating Employer's records, shall be binding on such Participant for all purposes of the Plan, and neither the Plan Administrator, the Participating Employer nor any other payor shall be obligated to search for or ascertain the location of any such Participant. If the Plan Administrator is in doubt as to the address of any Participant entitled to benefits or as to whether benefit payments are being received by a Participant, it shall, by registered mail addressed to such Participant at his last known address, notify such Participant that:

     (i) All unmailed and future Plan payments shall be withheld until Participant provides the Plan Administrator with evidence of such Participant's continued life and proper mailing address; and

     (ii) Participant's right to any Plan payment shall, at the option of the Committee, be canceled forever, if, at the expiration of five (5) years from the date of such mailing, such Participant or his Beneficiary shall not have provided the Committee with evidence of his continued life and proper mailing address.

14.5  Notices.  Each Participant shall furnish to the Plan Administrator any
      -------
information the Plan Administrator deems necessary for purposes of administering the Plan, and the payment provisions of the Plan are conditional upon the Participant furnishing promptly such true and complete information as the Plan Administrator may request. Each Participant shall submit proof of his age when required by the Plan Administrator. The Plan Administrator shall, if such proof of age is not submitted as required, use such information as is deemed by it to be reliable, regard less of the lack of proof, or the misstatement of the age of individuals entitled to benefits. Any notice or information which, according to the terms of the Plan or requirements of the Plan Administrator, must be filed with the Plan Administrator, shall be deemed so filed if addressed and either delivered in person or mailed to and received by the Plan Administrator, in care of NaviSite at:

                         NaviSite, Inc.
                         100 Brickstone Square
                         Andover, MA  01810

14.6  Designation of Beneficiary.  Each Participant shall designate, by name, on
      --------------------------
Beneficiary designation forms provided by the Plan Administrator, the Beneficiary(ies) who shall receive any benefits which might be payable after such Participant's death. A Beneficiary designation may be changed or revoked without such Beneficiary's consent at any time or from time to time in the manner as provided by the Plan Administrator, and the Plan Administrator shall have no duty to notify any individual or entity designated as a Beneficiary of any change in such designation which might affect such individual or entity's present or future rights. If the designated Beneficiary does not survive the Participant, all amounts which would have

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

been paid to such deceased Beneficiary shall be paid to any remaining Beneficiary in that class of beneficiaries, unless the Participant has designated that such amounts go to the lineal descendants of the deceased Beneficiary. If none of the designated primary Beneficiaries survive the Participant, and the Participant did not designate that payments would be payable to such Beneficiary's lineal descendants, amounts otherwise payable to such Beneficiaries shall be paid to any successor Beneficiaries designated by the Participant, or if none, to the Participant's spouse, or, if the Participant was not married at the time of death, the Participant's estate.

No Participant shall designate more than five (5) simultaneous Beneficiaries, and if more than one (1) Beneficiary is named, Participant shall designate the share to be received by each Beneficiary. Despite the limitation on five (5) Beneficiaries, a Participant may designate more than five (5) Beneficiaries provided such beneficiaries are the surviving spouse and children of the Participant. If a Participant designates alternative, successor, or contingent Beneficiaries, such Participant shall specify the shares, terms and conditions upon which amount shall be paid to such multiple, alternative, successor or contingent beneficiaries. Any payment made under this Plan after the death of a Participant shall be made only to the Beneficiary or Beneficiaries designated pursuant to this Section. Any beneficiary designation made in accordance with the Prior Plan shall be treated as if made under this Plan.

14.7  Claims.  Any claim for benefits must initially be submitted in writing to
      ------
the Plan Administrator. If such claim is denied (in whole or in part), the claimant shall receive notice from the Plan Administrator, in writing, setting forth the specific reasons for denial, with specific reference to applicable provisions of this Plan. Such notice shall be provided within ninety (90) days of the date the claim for benefits is received by the Plan Administrator, unless special circumstances require an extension of time for processing the claim, in which event notification of the extension shall be provided to the claimant prior to the expiration of the initial 90 day period. The extension notification shall indicate the special circumstances requiring the extension of time and the date by which the Plan Administrator expects to render its decision. Any such extension shall not exceed 90 days. Any disagreements about such interpretations and construction may be appealed in writing by the claimant within sixty (60) days to the Plan Administrator. The Plan Administrator shall respond to such appeal within sixty (60) days, with a notice in writing fully disclosing its decision and its reasons, unless special circumstances require an extension of time for reviewing the claim, in which event notification of the extension shall be provided to the claimant prior to the expiration of the initial sixty (60) day period. Any such extension shall be provided to the claimant prior to the commencement of the extension. Any such extension shall not exceed 60 days. No employee of NaviSite or member of the Board of Directors, or any committee thereof, shall be liable to any individual or entity for any action taken hereunder, except those actions which are unreasonable and undertaken with lack of good faith.

14.8  Action by Board of Directors.  Any action required to be taken by the
      ----------------------------
board of directors of the Participating Employer pursuant to the Plan provisions may be performed by a committee of the board, to which the board of directors of the Participating Employer delegates the authority to take actions of that kind.

14.9  Governing Law.  To the extent not superseded by the laws of the United
      -------------
States, the laws of the Commonwealth of Massachusetts shall be controlling in all matters relating to this Plan.

14.10 Severability.  In the event any provision of this Plan shall be held
      ------------
illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be interpreted and enforced as if such illegal and invalid provisions had never been set forth.

IT WITNESS WHEREOF, NaviSite, Inc. has adopted the foregoing instrument.


                                            NAVISITE, INC.


                                            By
                                              ----------------------------
                                            Title:

                                            ATTEST
                                                   -----------------------


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